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                                                                   Exhibit 1.1.1

                                 ADDENDUM NO. 1
                                       TO
                                AGENCY AGREEMENT

     This ADDENDUM (the "Addendum") is entered into as of April 30, 2003 and supplements and modifies the Agency Agreement dated March 25, 2003 (the "Agreement") between Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company (the "Company"), and Northland Securities, Inc., a Minnesota corporation ("Northland Securities" and sometimes referred to herein as "you"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. For the purposes of this Addendum, to the extent any of the provisions of this Addendum are inconsistent with the terms and conditions of the Agreement, the terms and conditions of this Addendum will prevail. In all other respects, the terms and conditions of the Agreement shall remain in full force and effect and shall be applicable to this Addendum and the parties hereto. The Company and Northland Securities agree as follows:

     1. Offering Termination Date. The second paragraph of Section 2(a) of the Agreement should be deleted in its entirety and the following substituted in lieu thereof:

     "The Offering Period will terminate on May 31, 2003, unless extended no later than June 30, 2003 by the board of directors of the Company (either May 31, 2003 or such later date, as applicable, the "Offering Termination Date"). At all times during the Offering Period you shall follow the procedures set forth in this Section 2."

     2. Minimum Subscription Date. Section 2(e) of the Agreement should be deleted in its entirety and the following substituted in lieu thereof:

     "(e) "Minimum Subscription Date" as used herein shall mean the date, no later than May 31, 2003 (unless extended no later than June 30, 2003 by the board of directors of the Company, then no later than such later date), on which the Company and the Bank shall notify you in writing that subscriptions and payments for an aggregate of at least 18,000 Units shall have been received and accepted by the Company. "Minimum Subscription Closing Date" as used herein shall mean the first full business day following the Minimum Subscription Date or such day thereafter as shall be mutually agreed upon by you and the Company."

     3. Termination Date. Section 10(a) of the Agreement should be deleted in its entirety and the following substituted in lieu thereof:

     "(a) Either the Company or you may terminate this Agreement if by July 1, 2003 the Company has not raised its minimum subscription amount as set forth in Prospectus and Registration Statement."

     4. Post-Effective Amendment. Section 11 of the Agreement should be deleted in its entirety and the following substituted in lieu thereof:

     "The Company represents, warrants and covenants to you that if as of May 31, 2003 (unless extended no later than June 30, 2003 by the board of directors of the Company, then such later date), subscriptions for at least 18,000 Units shall not have been received, it will file a post-effective amendment to the Registration Statement de-registering all of the Units and if at the Offering Termination Date subscriptions for all the Units shall not have been received it will file a post-effective amendment to the Registration Statement de-registering the unsold Units and, in either case, will terminate any additional offerings

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     of Units pursuant to such Registration Statement. In addition, the Company represents and warrants to you that it will file all reports required by the regulations with regard to sales of the Units and use of the proceeds therefrom."

     5. Counterparts. This Addendum may be executed in counterparts, each of which will be deemed an original, but all or which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned parties have executed this Addendum the date and year first above written and each party agrees it has read and understands all the terms of this Addendum.

                                   Oregon Trail Ethanol Coalition, L.L.C.


                                   By: /s/ Mark L. Jagels            (signature)
                                       ------------------------------

                                       Mark L. Jagels             (printed name)
                                       ---------------------------

                                       Its: Chairman of the Board
                                           -------------------------------------


                                   Northland Securities, Inc.


                                   By: /s/ Randy G. Nitzsche         (signature)
                                       ------------------------------

                                       Randy G. Nitzsche          (printed name)
                                       ---------------------------

                                       Its: Chief Operating Officer
                                           -------------------------------------